Exhibit 99.4

Citigroup Inc.
HKD 593,500,000 4.5275% Fixed Rate Notes due May 2010
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Hong Kong Dollars ("HKD")
3.	Aggregate Nominal Amount:	HKD 593,500,000
4.	Issue Price:	99.98554% of the Aggregate Nominal Amount
5.	Specified Denominations:	HKD 500,000.
6.	Issue Date:	May 18, 2007
7.	Maturity Date:	May 18, 2010
8.	Interest Basis:	The Notes will bear interest in arrears at a fixed rate of interest as described below from and including, May 18, 2007 to, but excluding, the Maturity Date.
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
PROVISIONS RELATING TO INTEREST
11.	Fixed Rate Note Provisions:	Applicable
	(i) Rate of Interest:	4.5275%. per annum payable annually in arrears
	(ii) Interest Payment Dates:	May 18 in each year from, and including, May 18, 2008 to, and including, May 18, 2010. Modified Following Business Day convention.
	(iii) Day Count Fraction:	Actual/365 (Fixed)
PROVISIONS RELATING TO REDEMPTION
12.	Final Redemption Amount of each Note:	Par
13.	Early Redemption Amount of each Note:	Par, payable upon redemption for tax reasons or on event of default
GENERAL PROVISIONS APPLICABLE TO THE NOTES
14.	Form of Notes:	Bearer Notes
15.	Additional Financial Centers relating to Payment Dates:	London, New York City and Hong Kong
DISTRIBUTION
1.

16.	TEFRA:	The D Rules are applicable
17. Listing:	None

OPERATIONAL INFORMATION

ISIN Code:	XS0301080197
Common Code:	030108019